                                 SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUESTED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
--------------------------------------------------------------------------------
Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Soliciting Material Pursuant to Rule 14a-12
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Teradyne, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction

     -------------------------------------------------------------------------
     (5) Total fee paid

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                                TERADYNE, INC.
                              321 Harrison Avenue
                          Boston, Massachusetts 02118

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -----------------


TO THE SHAREHOLDERS:

   The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation ("Teradyne" or the "Corporation"), will be held on Thursday, May 23, 2002, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (First Floor), Boston, Massachusetts, for the following purposes:

    1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

    2. To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 5,000,000 shares.

    3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2002.

    4. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

   Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 8, 2002, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          RICHARD J. TESTA, Clerk

April 22, 2002

                               -----------------

        Shareholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.

                                TERADYNE, INC.
                              321 Harrison Avenue
                          Boston, Massachusetts 02118

                               -----------------

                                PROXY STATEMENT
                                April 22, 2002

   Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Teradyne, Inc. ("Teradyne" or the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 23, 2002, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (First Floor), Boston, Massachusetts.

   Only shareholders of record as of the close of business on April 8, 2002 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 182,931,180 shares (excluding treasury shares) of Teradyne's Common Stock were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

   The persons named as attorneys in the proxies are officers and directors of Teradyne. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of directors, the shareholders will consider and vote upon proposals (i) to approve an amendment to the 1996 Employee Stock Purchase Plan and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

   A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by Teradyne's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

   The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies and in accordance with the SEC's proxy rules. See "Shareholder Proposals" below.

   An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2001, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 22, 2002.

                             ELECTION OF DIRECTORS

   Teradyne's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class I expires at the Annual Meeting. The nominees for election as Class I directors are Messrs. Bagley and O'Reilly, each of whom was elected at the Annual Meeting of Shareholders held May 27, 1999. If re-elected, the Class I nominees will hold office until the Annual Meeting of Shareholders to be held in 2005, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class I nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person (nominated in accordance with Teradyne's By-Laws) or the Board of Directors will fix the number of directors at a lesser number.

   The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during at least the past five years, and the ages of each of the nominees and directors.

                                                    Principal Occupation                   Year
  Nominee's or Director's Name and Year           and Business Experience               Term Will
Nominee or Director First Became Director        During the Past Five Years            Expire/Class
----------------------------------------- ----------------------------------------     ------------
          George W. Chamillard........... Chairman of the Board of Directors,
            1996                          President and Chief Executive Officer(1)       2003/II
          James W. Bagley................ Director(2)                                    2002/I
           1996
          Albert Carnesale............... Director(3)                                    2003/II
           1993
          Daniel S. Gregory.............. Director(4)                                    2002/I
           1977
          Dwight H. Hibbard.............. Director(5)                                    2003/II
           1983
          John P. Mulroney............... Director(6)                                    2004/III
           1983
          Vincent M. O'Reilly............ Director(7)                                    2002/I
           1998
          Richard J. Testa............... Director, Secretary and Clerk(8)               2004/III
           1973
          Roy A. Vallee.................. Director(9)                                    2003/II
           2000
          Patricia S. Wolpert............ Director(10)                                   2004/III
           1996

--------
(1) Mr. Chamillard, 63, has served as Chairman of the Board of Directors since May 2000 and as Chief Executive Officer of the Corporation since May 1997. Mr. Chamillard has served as President of the Corporation and has been a director of the Corporation since January 1996. Mr. Chamillard served as Chief Operating Officer of the Corporation from January 1996 until May 1997 and as Executive Vice President of the Corporation from January 1994 until January 1996. Prior to that time, Mr. Chamillard served as a Vice President of the Corporation. Mr. Chamillard is also a director of Varian Semiconductor Equipment Associates and Manufacturers Services Ltd.

(2) Mr. Bagley, 63, has served as Chairman of the Board of Directors of Lam Research Corporation since October 1998 and as Chief Executive Officer since July 1997. Mr. Bagley served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until July 1997. From 1987 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman and Chief Operating Officer from January 1994 until October 1995, and Vice Chairman from October 1995 until May 1996. Mr. Bagley is also a director of Micron Technology, Inc. and Wind River Systems.

(3) Mr. Carnesale, 65, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from October 1974 until June 1997 and was the Dean of the John
    F. Kennedy School of Government from November 1991 through 1995 where he also served as Professor of Public Policy from 1974 through 1995.

(4) Mr. Gregory, 73, has been a General Partner of various Greylock partnerships since January 1965. From January 1991 until January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic Affairs for the Commonwealth of Massachusetts. From 1976 through 1990, Mr. Gregory served as Chairman of Greylock Management Corporation. Mr. Gregory's term as a director will expire at the Annual Meeting.

(5) Mr. Hibbard, 78, served as Chairman of Cincinnati Bell Inc. from October 1993 until May 1996 and served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from February 1984 until October 1993. Mr. Hibbard retired from his position as Chairman of Cincinnati Bell Inc. in May 1996.

(6) Mr. Mulroney, 66, served as Chief Operating Officer and President of Rohm and Haas Company from March 1986 until December 1998. He is a director of Aluminum Company of America.

(7) Mr. O'Reilly, 65, was a partner, Chief Operating Officer and Vice-Chairman at Coopers & Lybrand L.L.P. until his retirement in September 1997. Since October 1997, Mr. O'Reilly has served as a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College. Mr. O'Reilly is also a director of the Neiman Marcus Group, Inc. and Eaton Vance Corp.

(8) Mr. Testa, 62, has been a partner at the law firm of Testa, Hurwitz & Thibeault, LLP since 1973. Testa, Hurwitz & Thibeault, LLP serves as counsel to the Corporation.

(9) Mr. Vallee, 49, has been Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc. since July 1998. From November 1992 until July 1998, Mr. Vallee was Vice Chairman of the Board of Directors of Avnet and served as President and Chief Operating Officer from March 1992 until July 1998. Avnet, Inc. is a supplier of electronic components to the Corporation.

(10) Ms. Wolpert, 52, has served as Vice President, Sales Transformation, Americas at International Business Machines Corporation since December 2001. From June 2000 until December 2001, Ms. Wolpert served as Vice President, Central Region, Americas and from January 1999 until June 2000, served as Vice President, Business Operations, Americas. From January 1993 until December 1998, Ms. Wolpert served in various capacities at International Business Machines Corporation, including General Manager System Sales, Latin America; Executive Assistant to the Chairman's Office; General Manager, Northeast Area; Vice President of Operations, Northeast Area; and General Manager, Northern New England.

Board of Directors' Meetings and Committees

   The Board of Directors of the Corporation met eight times and took action by unanimous written consent one time during the fiscal year ended December 31, 2001. The Audit Committee, with oversight responsibilities that include matters relating to the appointment and activities of the Corporation's independent auditors, met four times during 2001. In addition, prior to each filing of the Corporation's Report on Form 10-Q, the Committee Chair reviews quarterly earnings information with management and the Corporation's outside auditing firm. Three such reviews were conducted during 2001. Messrs. Carnesale, Gregory, Mulroney and O'Reilly are currently members of the Audit Committee. Mr. Gregory's term as a director and committee member will expire at the Annual Meeting. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the cash compensation of the Corporation's executive officers, met four times during 2001. Messrs. Bagley, Hibbard, Testa and Vallee and Ms. Wolpert are currently members of the Compensation Committee. The Stock Option Committee, which administers the Corporation's stock option and certain other benefit plans, met four times during 2001. Messrs. Bagley, Hibbard and Vallee and Ms. Wolpert are currently members of the Stock Option Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, met one time during 2001. Messrs. Mulroney and Carnesale are currently members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedures set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served.

Director Compensation

   All non-employee directors are compensated at the rate of $35,000 per year, plus reimbursement of reasonable expenses. Non-employee directors who serve as chair of a committee of the Board of Directors receive an additional $5,000 per year. Directors who are employees of the Corporation receive no compensation in their capacity as a director. Non-employee directors may elect to defer all or a portion of their cash compensation and have the cash invested into a cash-equivalent instrument or Teradyne stock unit and receive either the cash or underlying Teradyne stock when they retire from the Board.

   Each non-employee director is entitled to participate in the Teradyne 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"). The Director Plan provides for the automatic grant (i) of an option to purchase 22,500 shares of Teradyne Common Stock to each non-employee director who becomes a member of the Board of Directors on or after August 26, 1999, (ii) on February 5, 2001, of an option to purchase 6,750 shares of Teradyne Common Stock to each person who was a non-employee director on February 7, 2000, (iii) on February 5, 2001, of an option to purchase 15,750 shares of Teradyne Common Stock to each non-employee who became a new member of the Board during February 2000, and (iv) of an option to purchase 11,250 shares of Teradyne Common Stock to each person who is a non-employee director on the first Monday of February in each year beginning on February 5, 2001 and continuing throughout the term of the Director Plan. In January 2002, the Director Plan was amended to provide that options granted under the Director Plan will expire seven years following the date of grant. The Director Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Options granted under the Director Plan prior to February 5, 2001 become exercisable at the rate of 25% per year and options granted on or after February 5, 2001 are immediately exercisable. The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of Teradyne Common Stock on the date of grant.

   As of December 31, 2001, options to purchase 823,750 shares of Teradyne Common Stock under the Director Plan were outstanding at a weighted average exercise price of $32.37.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of April 8, 2002 information relating to the beneficial ownership of the Corporation's Common Stock by each director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                                 Amount and
                                                                  Nature of    Percent of
Name                                                           Ownership(1)(2)   Class
-------------------------------------------------------------- --------------- ----------
James W. Bagley...............................................      129,306         *
Gregory M. Beecher............................................       32,018         *
Michael A. Bradley(3).........................................      285,535         *
Albert Carnesale..............................................       61,926         *
John M. Casey.................................................      187,858         *
George W. Chamillard(4).......................................      689,909         *
Daniel S. Gregory.............................................      152,814         *
Dwight H. Hibbard(5)..........................................       81,326         *
John P. Mulroney..............................................       84,586         *
Vincent M. O'Reilly...........................................       47,126         *
Edward Rogas, Jr..............................................      328,291         *
Richard E. Schneider(6).......................................       80,983         *
David L. Sulman(7)............................................      289,060         *
Richard J. Testa..............................................       58,876         *
Roy A. Vallee.................................................       40,520         *
Patricia S. Wolpert(8)........................................       74,426         *
All executive officers and directors as a group (22 people)(9)    3,235,473       1.77%

--------
 *   less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is: c/o Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Bagley, 61,126 shares; Mr. Beecher, 31,571 shares; Mr. Bradley, 222,462 shares; Mr. Carnesale, 61,126 shares; Mr. Casey, 135,858 shares; Mr. Chamillard, 491,859 shares; Mr. Gregory, 61,126 shares; Mr. Hibbard, 61,126 shares; Mr. Mulroney, 61,126 shares; Mr. O'Reilly, 46,126 shares; Mr. Rogas, 241,462 shares; Mr. Schneider, 73,521 shares; Mr. Sulman, 196,665 shares; Mr. Testa, 34,876 shares; Mr. Vallee, 38,250 shares; Ms. Wolpert, 61,126 shares; all directors and executive officers as a group 2,317,565 shares.

(3) Includes 63,073 shares of Common Stock over which Mr. Bradley shares voting and dispositive power.

(4) Includes 3,456 shares of Common Stock over which Mr. Chamillard shares voting and dispositive power.

(5)  Includes 400 shares of Common Stock held by Mr. Hibbard's wife.

(6) Includes 6,198 shares of Common Stock over which Mr. Schneider shares voting and dispositive power.

(7) Includes 6,000 shares of Common Stock held by members of Mr. Sulman's family.

(8)  Includes 1,000 shares of Common Stock held by Ms. Wolpert's husband.

(9) The group is comprised of the individuals named in the Summary Compensation Table on page 7, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 8, 2002. Includes 2,317,565 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options within 60 days granted under Teradyne's stock plans.

   Listed below are certain persons who to the knowledge of Teradyne own beneficially, as of the dates indicated below, more than five percent of Teradyne's Common Stock.

                                                Amount and
                                                Nature of  Percent of
          Name and Address of Beneficial Holder Ownership    Class
          ------------------------------------- ---------- ----------
          FMR Corporation(1)................... 27,206,555    15.0%
           82 Devonshire Street
           Boston, Massachusetts 02109
          Capital Group International, Inc.(2). 20,037,370    11.1%
           11100 Santa Monica Boulevard
           Los Angeles, California 90025
          Capital Guardian Trust Company(3).... 10,093,280     5.6%
           11100 Santa Monica Boulevard
           Los Angeles, California 90025
          Wellington Management Company, LLP(4)  9,980,945     5.7%
           75 State Street
           Boston, Massachusetts 02109

--------

(1) According to a Schedule 13G filed on February 14, 2002. As of February 14, 2002, FMR Corporation had sole dispositive power with respect to all of the shares and sole voting power with respect to 8,523,303 shares.

(2) According to a Schedule 13G filed on February 14, 2002. As of February 14, 2002, Capital Group International, Inc. ("Capital Group") had sole dispositive power with respect to all of the shares and sole voting power with respect to 18,006,720 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to "beneficially own" such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.

(3) According to a Schedule 13G filed on February 14, 2002. As of February 14, 2002, Capital Guardian Trust Company ("Capital Guardian") had sole dispositive power with respect to all of the shares and sole voting power with respect to 8,062,630 of the shares. Capital Guardian, in its capacity as investment manager, is deemed the beneficial owner of such shares.

(4) According to a Schedule 13G filed on February 12, 2002. As of February 12, 2002, Wellington Management Company, LLP ("WMC") had shared dispositive power with respect to all of the shares and shared voting power with respect to 5,291,745 shares. WMC is an investment adviser registered with the Securities and Exchange Commission. WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of shares of the Common Stock of the Corporation that are owned of record by investment advisory clients of WMC.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on a review of the forms and written representations received by Teradyne pursuant to Section 16(a) of the Securities Exchange Act of 1934, Teradyne believes that during the fiscal year January 1, 2001 through December 31, 2001, the directors and executive officers complied with all applicable
Section 16 filing requirements.

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by the Chief Executive Officer of Teradyne, the four other most highly compensated executive officers of Teradyne, and two former executive officers who would have been included had they remained executive officers of Teradyne as of the end of Teradyne's fiscal year (the executive officers and former executive officers are collectively referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                  Annual Compensation
                                                -----------------------
                                                                           Long-Term
                                                                         Compensation
                                                                           Awards(3)
                                                                          Securities
                                                                          Underlying       All Other
Name And Principal Position                     Year Salary(1) Bonus(2) Options/SARs(#) Compensation(4)
----------------------------------------------- ---- --------- -------- --------------- ---------------
George W. Chamillard........................... 2001 $616,850  $324,480     602,569        $131,465
 Director, President and                        2000  590,837   981,926     150,000         126,012
 Chief Executive Officer                        1999  472,695   742,221     105,000          74,919

Edward Rogas, Jr............................... 2001  351,004   161,558     116,381          48,016
 Senior Vice President                          2000  336,191   496,711      75,000          44,683
                                                1999  281,944   373,289      60,000          28,031

David L. Sulman(5)............................. 2001  333,063   153,300      12,491          65,925
 Former Senior Vice President                   2000  317,900   469,643      75,000          61,015
                                                1999  253,690   327,168      60,000          37,114

Michael A. Bradley............................. 2001  333,063   153,300     116,381          65,925
 President, Semiconductor Test Division         2000  317,900   469,643      75,000          61,015
                                                1999  261,544   327,862      55,000          38,769

John M. Casey(6)............................... 2001  287,438   132,300      63,571              --
 President of Circuit Board Test and Inspection 2000  286,818   409,299      62,500              --
                                                1999  258,636   313,917      50,000              --

Richard E. Schneider........................... 2001  185,686   123,429      80,961          10,500
 President, Connection Systems Division         2000  167,326   212,756      39,000          10,500
                                                1999  139,232   138,291      26,000          10,000

Gregory R. Beecher(7)(8)....................... 2001  175,521   132,572     155,961          13,663
 Vice President and                             2000       --        --          --              --
 Chief Financial Officer                        1999       --        --          --              --

--------

(1) The amounts in the "Salary" column represent the annual base salary for each of the Named Executive Officers, which is paid monthly.

(2) The amounts in the "Bonus" column represent the amounts earned pursuant to Teradyne's Variable Compensation Plan and Cash Profit Sharing Plan.

(3) The Named Executive Officers did not, as of December 31, 2001, receive from Teradyne any grants of restricted stock as compensation.

(4) The amounts in the "All Other Compensation" column represent the matching contributions that Teradyne makes to the Savings Plan and the Supplemental Savings Plan.

(5) Mr. Sulman resigned from the Corporation on December 31, 2001 and did not serve as an executive officer of the Corporation at such time.

(6) Mr. Casey did not serve as an executive officer of the Corporation as of the end of fiscal 2001.

(7) Mr. Beecher joined Teradyne in March 2001.

(8) The amount in the "Bonus" column includes a $40,000 bonus Mr. Beecher received upon joining Teradyne.

   The following table provides information with respect to Teradyne stock option grants to the Named Executive Officers in 2001. Teradyne did not grant any stock appreciation rights in 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                   Potential Realized Value
                                                                   At Assumed Annual Rates
                                                                        of Stock Price
                                                                    Appreciation Over the
                                                                        Option Term(2)
                                                                   ------------------------
                                Percentage of
                     Number of  Total Options
                     Securities  Granted to
                     Underlying   Employees   Exercise
                      Options     in Fiscal     Price   Expiration
Name                 Granted(1)     Year      ($/share)    Date        5%          10%
-------------------- ---------- ------------- --------- ---------- ----------  -----------
George W. Chamillard  602,569       5.87%      $21.65    9/24/08   $5,310,869  $12,376,592
Edward Rogas, Jr....  116,381       1.13        21.65    9/24/08    1,025,742    2,390,424
David L. Sulman.....   12,491       0.12        21.65    9/24/08      110,084      256,552
Michael A. Bradley..  116,381       1.13        21.65    9/24/08    1,025,742    2,390,424
John M. Casey.......   63,571       0.62        21.65    9/24/08      560,289    1,305,721
Richard E. Schneider   80,961       0.79        21.65    9/24/08      713,560    1,662,907
Gregory R. Beecher..  125,000       1.22        30.69    4/02/06    1,059,880    2,342,063
                       30,961       0.30        21.65    9/24/08      272,874      635,921

--------

(1) Stock options were granted under Teradyne's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of Teradyne's Common Stock on the date of grant. The options have a term of seven years from the date of grant, with the exception of the grant to Mr. Beecher of 125,000 stock options, which options have a term of five years from the date of grant. Of the stock options granted to the Named Executive Officers in 2001, 2,569 of the stock options granted to Mr. Chamillard, 1,381 of the stock options granted to Mr. Rogas, 1,241 of the stock options granted to Mr. Bradley, 1,071 of the stock options granted to Mr. Casey and 961 of the stock options granted to Mr. Schneider become exercisable as follows: 33.4% on the date of grant and, following the first year of grant, 33.3% on an annual basis thereafter. The remainder of the stock options granted to the Named Executive Officers in 2001 (with the exception of Mr. Beecher) become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis thereafter. The stock options granted to Mr. Beecher in 2001 become exercisable as follows: 25% following the first year of grant, 25% on an annual basis thereafter.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of Teradyne's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect Teradyne's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Teradyne's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

   The following table provides information on stock option exercises in fiscal year 2001 by the Named Executive Officers and the value of each officer's unexercised options at December 31, 2001.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                           Number of Securities
                                          Underlying Unexercised     Value of Unexercised
                                              Options Held at       In-the-Money Options at
                                             December 31, 2001         December 31, 2001
                                         ------------------------- -------------------------
                      Shares
                     Acquired
                       Upon
                      Option
                     Exercise
                      During    Value
Name                   2001    Realized  Exercisable Unexercisable Exercisable Unexercisable
-------------------- -------- ---------- ----------- ------------- ----------- -------------
George W. Chamillard 120,000  $3,513,300   491,859      675,710    $5,967,629   $5,465,697

Edward Rogas, Jr....  20,000     530,550   241,462      199,919     3,218,809    1,616,858

David L. Sulman.....  48,000   1,297,800   196,665      110,826     2,567,779      794,340

Michael A. Bradley..  20,000     585,550   222,462      193,919     2,908,140    1,539,191

John M. Casey.......  12,000     326,250   135,858      142,213     1,483,565    1,166,743

Richard E. Schneider   3,800      98,297    73,521      108,440       671,980      786,134

Gregory R. Beecher..      --          --       321      155,640         2,719      259,521

Retirement Benefits

   Teradyne established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of Teradyne and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with Teradyne. The Retirement Plan provides for credit toward retirement income for years of employment with Teradyne prior to January 1, 2000 based upon a formula tied to average compensation from 1995 to 1999. For years of service after December 31, 1999, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

   Under the Retirement Plan, for participants employed by Teradyne on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with Teradyne and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

   In 1999, Teradyne offered all eligible domestic employees participating in the Retirement Plan a choice, to either continue to be eligible for and to continue to accrue benefits under the Retirement Plan or to have the Retirement Plan benefits stop accruing and instead to become eligible for an increased matching contribution by Teradyne into an employee savings plan. The accrued Retirement Plan benefits of those employees who elected the increased matching option were frozen on January 1, 2000. In addition, beginning in the year 2000, all newly hired Teradyne employees participate exclusively in this employee savings plan in lieu of participating in the Retirement Plan.

   The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. Chamillard, Rogas, Sulman, Bradley, Casey and Schneider and other employees are computed based on model compensation. (See discussion of model compensation under Management Compensation and Development Committee Report.) The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

   The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five-year period preceding retirement.

                              PENSION PLAN TABLE

                                         Years of Service
                  --------------------------------------------------------------
Five Year Average
  Compensation       10       15       20       25       30       35       40
----------------- -------- -------- -------- -------- -------- -------- --------
  $   500,000.... $ 72,200 $108,300 $144,400 $180,500 $216,600 $252,700 $288,800
       600,000...   87,200  130,800  174,400  218,000  261,600  305,200  348,800
       700,000...  102,200  153,300  204,400  255,500  306,600  357,700  408,800
       800,000...  117,200  175,800  234,400  293,000  351,600  410,200  468,800
       900,000...  132,200  198,300  264,400  330,500  396,600  462,700  528,800
    1,000,000....  147,200  220,800  294,400  368,000  441,600  515,200  588,800
    1,100,000....  162,200  243,300  324,400  405,500  486,600  567,700  648,800
    1,200,000....  177,200  265,800  354,400  443,000  531,600  620,200  708,800

   The executive officers named in the Summary Compensation Table have been credited as of January 1, 2002 with the following years of service: Mr. Chamillard, 32 years; Mr. Rogas, 25 years; Mr. Sulman, 27 years; Mr. Bradley, 22 years; Mr. Casey, 24 years; Mr. Schneider, 14 years; and Mr. Beecher, one year (Mr. Beecher is not a participant in the Retirement Plan).

Change in Control Arrangements

   Teradyne entered into Executive Officer Change in Control Agreements with certain of its executive officers including the following Named Executive
Officers: Mr. Chamillard, Mr. Rogas, Mr. Bradley, Mr. Casey, Mr. Schneider and Mr. Beecher. In the event that Teradyne experiences a "Change in Control" (as defined in the Executive Officer Change in Control Agreements) and the Named Executive Officer is terminated without "Cause" or if he terminates his employment with "Good Reason" (each as defined in the Executive Officer Change in Control Agreements), such Named Executive Officer will receive the following benefits: (i) the full acceleration of the vesting of his options; and (ii) in the event that any payments or benefits such Named Executive Officer receives from Teradyne are subject to excise tax under Section 280G of the Internal Revenue Code, Teradyne will pay such Named Executive Officer an additional amount so that the net amount retained by such Named Executive Officer after deduction of (x) any excise tax and (y) any federal, state and local tax and excise tax imposed upon the additional amount, shall be equal to the value of such payments or benefits.

                          MANAGEMENT COMPENSATION AND
                       DEVELOPMENT COMMITTEE REPORT AND
                         STOCK OPTION COMMITTEE REPORT

Overview and Philosophy

   Teradyne's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is comprised entirely of outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors on compensation policies other than with respect to stock option awards. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash compensation to be paid to each of the executive officers. The Stock Option Committee also is comprised entirely of outside directors. The Stock Option Committee is responsible for developing and making recommendations to the Board of Directors on compensation policies in connection with the awarding of stock options. In addition, the Stock Option Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the stock option awards to be granted to each of the executive officers.

   The executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as:
Teradyne's history and future expectations; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

Executive Officer Compensation Program

   Teradyne's executive officer compensation program consists of compensation received pursuant to its Cash Compensation Plan, Cash Profit Sharing Plan, long-term compensation in the form of stock option, savings and retirement plans and various other benefits generally available to employees of Teradyne.

   Under Teradyne's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of Teradyne, including all executive officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in the Performance Graph on page 17 herein.

   Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation.

   The amount of Variable Compensation each participant receives is a function of four factors:

      (A) The employee's base annual salary as of the end of the year;

      (B) Overall corporate performance versus goal;

      (C) Performance of the individual business group versus goal; and

      (D) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of the employee's responsibility and experience level.

   An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to 180% of base annual salary. An employee's model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

   At year-end, the Compensation Committee evaluates Teradyne's overall performance versus goal and each individual group's performance versus goal. Given the dynamics of the business, Teradyne's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

   Specifically for 2001, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of Teradyne's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which each business group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the results for the year verified each group's strategy and improved its strategic position; and (4) the extent to which each group's 2002 mid-term plan and strategy contribute to Teradyne's need for an aggressive and credible mid-term plan and adapt to changes in the marketplace or environment. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts. The factors are reviewed by the Compensation Committee based upon the performance of the business group in which each executive officer serves rather than upon the individual performance of the executive officer. In 2001, total cash compensation for all executive officers from Teradyne's Cash Compensation Plan ranged from 7% to 23% below model compensation.

   Teradyne's stock option program is its long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon each employee's relative contribution and responsibility within the Corporation. The factors taken into account by the Stock Option Committee in determining each executive officer's relative contribution and responsibility within the Corporation include: the executive officer's level of model compensation, the executive officer's position, the responsibilities currently being performed by the executive officer and the responsibilities expected to be performed by the executive officer. The individual factors are reviewed subjectively by the Stock Option Committee when determining stock option awards for each executive officer. Teradyne conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

Chief Executive Officer Compensation

   Mr. Chamillard's cash compensation for 2001 awarded under the Corporation's Cash Compensation Plan was $941,330, which is approximately 23% less than Mr. Chamillard's 2001 model compensation of $1,216,800. Mr. Chamillard's 2001 cash compensation awarded pursuant to the Corporation's Cash Compensation Plan is a 40.1% decrease from his 2000 cash compensation. Mr. Chamillard's fixed salary amount was $616,850 for 2001 and was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. This fixed salary amount, $616,850, includes a 10% salary cut for 6 months of 2001 and a 15% salary cut for 3 months of the year. In addition, similar to all employees at Teradyne, Mr. Chamillard's salary increase has been deferred from July 2001. Mr. Chamillard's Variable Compensation payout was $324,480 for 2001. Mr. Chamillard's Variable Compensation payouts are determined based upon the same factors as the Corporation's other executive officers who have general responsibilities within the Corporation rather than responsibilities for one specific business group within the Corporation. Each of such executive officer's Variable Compensation payout is based 50% upon the performance of the Corporation as a whole and 50% upon the average of the performances of each of the individual business groups within the Corporation. Mr. Chamillard received no cash compensation in 2001 pursuant to the Corporation's Cash Profit Sharing Plan. Cash compensation awards under such plan, which are calculated on a uniform basis as a percentage of the recipient's salary, are made to the employees of the Corporation on an equal basis.

   The stock options granted to Mr. Chamillard during fiscal 2001 are consistent with the design of the overall program and are shown in the Summary Compensation Table above. Mr. Chamillard's 602,569 shares represented 5.8% of the total option shares awarded to all employees during fiscal 2001. The actual number of the stock options granted to Mr. Chamillard was based upon subjective and objective factors, such as his individual performance, his stock option position in the Company relative to the other executive officers who received option grants on the same date, his position versus CEOs and Chairpersons in comparable companies, the Company's overall performance, his expected contributions to the future success of the Company and industry practices. The Committee determined that based on these factors Mr. Chamillard's annual grant should be 300,000 shares. In addition, the Committee awarded a one time grant of 300,000 shares to Mr. Chamillard in recognition of his additional responsibilities as Chairman since May 2000. Last year 2,569 shares were awarded under a general program, which provided option shares to all employees on a uniform basis as a percentage of the recipient's salary.

                                          MANAGEMENT COMPENSATION AND
                                          DEVELOPMENT COMMITTEE

                                               Patricia S. Wolpert (Chair)
                                               James W. Bagley
                                               Dwight H. Hibbard
                                               Richard J. Testa
                                               Roy A. Vallee

                                          STOCK OPTION COMMITTEE

                                               Patricia S. Wolpert (Chair)
                                               James W. Bagley
                                               Dwight H. Hibbard
                                               Roy A. Vallee

Compensation Committee Interlock and Insider Participation

   Messrs. Bagley, Hibbard, Testa and Vallee and Ms. Wolpert comprised the Compensation Committee for fiscal year 2001. Richard J. Testa is a partner of the law firm of Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. Such law firm served as counsel for Teradyne during the fiscal year 2001 and Teradyne expects to retain the services of such firm for the fiscal year 2002.

Deductibility of Executive Compensation

   In general, under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), Teradyne cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Teradyne has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Teradyne's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code. Payments under the Variable Compensation Plan do not constitute "qualified performance-based compensation." However, Teradyne is not planning to change the process for determining compensation under its Variable Compensation Plan to satisfy the requirements for exemption from 162(m), because it is believed to be in Teradyne's best interest to continue to exercise discretion, in the same manner as in the past, in the determination of Variable Compensation. Variable Compensation will not, therefore, be deductible to the extent it causes the applicable employee remuneration of any executive officer to exceed $1 million during any given taxable year.

                            AUDIT COMMITTEE REPORT

   The Board of Directors has an Audit Committee with oversight responsibilities that include matters relating to the appointment and activities of Teradyne's independent auditors. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by Teradyne, Teradyne's systems of internal controls and its internal audit process. The Audit Committee recommends to the Board of Directors each fiscal year the appointment of the independent auditors and reviews periodically the auditors' performance and independence. The Audit Committee met with the independent auditors (both with and without the presence of Teradyne's management) to review and discuss the matters required to be discussed by Statement on Auditing Standards No. 61, including various matters pertaining to the audit, including Teradyne's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Teradyne.

   The Board of Directors has adopted a written charter for the Audit Committee setting out the audit related functions the committee is to perform. A copy of the charter, as amended, is attached to this proxy statement as Appendix A. This year, the Audit Committee reviewed Teradyne's audited financial statements and met with both management and PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), Teradyne's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee has received from and discussed with PricewaterhouseCoopers the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees).

   Based on these reviews and discussions with management and PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that Teradyne's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

   The Audit Committee consists of Messrs. Carnesale, Gregory, Mulroney and O'Reilly, each of whom are "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to Teradyne that may interfere with his independence from Teradyne and its management. Mr. Gregory will resign from the Audit Committee at the expiration of his term as a director.

                                          AUDIT COMMITTEE

                                               John P. Mulroney (Chair)
                                               Albert Carnesale
                                               Daniel S. Gregory
                                               Vincent M. O'Reilly

Audit Fees

   The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Teradyne's annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in Teradyne's Forms 10-Q for the fiscal year ended December 31, 2001 were $727,000.

Financial Information Systems Design and Implementation Fees

   PricewaterhouseCoopers did not bill any fees to Teradyne for financial information systems design and implementation professional services for the fiscal year ended December 31, 2001.

All Other Fees

   The aggregate fees billed by PricewaterhouseCoopers for services other than those described above for the fiscal year ended December 31, 2001 were $5,384,873. These included:

                Audit related..................... $  304,200(a)
                Tax related.......................    951,845(b)
                Other.............................  4,128,828(c)
                                                   ----------
                       Total Other Audit Fees..... $5,384,873

   -----
   (a) Represents foreign statutory audits, SEC registration statements and acquisition due diligence.
   (b) Represents tax compliance and planning services.
   (c) Represents consulting services for enterprise data warehouse and other process improvement projects.

      Outside service providers are selected based on expertise and this selection is generally subject to a competitive bidding process.

   Teradyne's Audit Committee has determined that the services provided by PricewaterhouseCoopers as set forth herein are compatible with maintaining PricewaterhouseCoopers' independence.

                           PERFORMANCE GRAPH (1)(2)

   The following graph compares the change in Teradyne's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1996 in Teradyne's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.




                                    [CHART]

         Teradyne, Inc.   S&P 500 Index     S&P High Technology Composite Index
1996     $100.00          $100.00           $100.00
1997     $131.28          $133.32           $126.10
1998     $173.85          $171.34           $218.09
1999     $541.54          $207.34           $381.90
2000     $305.64          $188.46           $229.35
2001     $247.30          $166.16           $174.89

                                     1996    1997    1998    1999    2000    2001
                                    ------- ------- ------- ------- ------- -------
Teradyne, Inc...................... $100.00 $131.28 $173.85 $541.54 $305.64 $247.30
S&P 500 Index...................... $100.00 $133.32 $171.34 $207.34 $188.46 $166.16
S&P High Technology Composite Index $100.00 $126.10 $218.09 $381.90 $229.35 $174.89

--------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any Teradyne filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but Teradyne is not responsible for any errors or omissions in such information.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment

   In January 2002, the Board of Directors adopted an amendment to the 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") which is the subject of this proposal. The Board of Directors has approved and recommends to the shareholders that they approve an amendment to the 1996 Purchase Plan that will increase the aggregate number of shares authorized for issuance under the 1996 Purchase Plan by 5,000,000 shares.

   Teradyne's management relies on stock purchases both to provide a performance incentive to employees and to encourage broad employee stock ownership in Teradyne. The Board of Directors of the Corporation believes that the proposed amendment is essential to permit Teradyne's management to continue the pursuit of these objectives.

   The 1996 Purchase Plan was adopted by the Board of Directors on March 19, 1996, and approved by the Corporation's shareholders on April 18, 1996. In January 2002, the Board of Directors adopted an amendment to the 1996 Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan by 5,000,000 shares which amendment is the subject of this proposal.

   As of December 31, 2001, only 386,847 shares remained authorized for issuance under the 1996 Purchase Plan. If the increase in the number of shares authorized for issuance under the 1996 Purchase Plan is not approved, Teradyne may become unable to provide suitable long-term, equity-based incentives to present and future employees.

Description of the 1996 Purchase Plan

   The 1996 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of Teradyne and its participating subsidiaries so that they may share in the growth of the Corporation by acquiring or increasing their proprietary interest in the Corporation. The 1996 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Corporation and its participating subsidiaries. Under the 1996 Purchase Plan, payroll deductions are used to purchase Teradyne's Common Stock for eligible, participating employees through the exercise of stock options. As of March 31, 2002, 5,445 employees of the Corporation were eligible to participate in the 1996 Purchase Plan.

   The 1996 Purchase Plan constitutes an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

   The 1996 Purchase Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. The Stock Option Committee, subject to the provisions of the 1996 Purchase Plan, has the power to construe the 1996 Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1996 Purchase Plan as it may deem appropriate. The Stock Option Committee or the Board of Directors may from time to time adopt amendments to the 1996 Purchase Plan provided that, without the approval of Teradyne's shareholders, no amendment may (i) increase the number of shares that may be issued under the 1996 Purchase Plan, (ii) change the class of employees eligible to receive options under the 1996 Purchase Plan, if such change would be treated as the adoption of a new plan for the purposes of the applicable provisions of the Code, or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to be inapplicable to the 1996 Purchase Plan.

   The 1996 Purchase Plan may be terminated at any time by the Corporation's Board of Directors; however such termination will not affect options then outstanding under the 1996 Purchase Plan. If, at any time, shares of

Common Stock reserved for issuance pursuant to the 1996 Purchase Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1996 Purchase Plan will terminate. Upon termination of the 1996 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1996 Purchase Plan participants without interest.

   As amended, the 1996 Purchase Plan would authorize the issuance of up to 5,000,000 shares of Common Stock in addition to the 5,400,000 shares of Common Stock previously authorized (as adjusted for capital changes) pursuant to the exercise of non-transferable options granted to participating employees. The Common Stock subject to the options under the 1996 Purchase Plan includes shares of the Corporation's authorized but unissued Common Stock and shares of Common Stock reacquired by the Corporation, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

   An employee electing to participate in the 1996 Purchase Plan must authorize an amount (a whole percentage not less than 2% nor more than 10% of the employee's cash compensation) to be deducted by the Corporation from the employee's pay and applied toward the purchase of Common Stock under the 1996 Purchase Plan. For the duration of the 1996 Purchase Plan, the Payment Period is defined as the twelve-month period commencing on the first day of January and ending annually on the last day of December of each calendar year. However, the first Payment Period for the 1996 Purchase Plan commenced on July 1, 1996 and ended on December 31, 1996.

   Employees of Teradyne (and participating subsidiaries) whose customary employment is not less than 20 hours per week and more than 5 months per calendar year are eligible to participate in the 1996 Purchase Plan and may join the 1996 Purchase Plan on January 1. Employees hired between January 1 and June 30 each year may join on July 1. An employee may not be granted an option under the 1996 Purchase Plan if, after the granting of the option, such employee would be treated as owning five percent or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. Directors who are not employees of Teradyne may not participate in the 1996 Purchase Plan.

   On the first business day of each Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), the Corporation will grant to each 1996 Purchase Plan participant an option to purchase shares of Common Stock of the Corporation. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions, on the condition that the employee remains eligible to participate in the 1996 Purchase Plan throughout the Payment Period. In no event, however, may the employee exercise an option granted under the 1996 Purchase Plan for more than 6,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 6,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1996 Purchase Plan and all other Section 423 plans of the Corporation and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1996 Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. The Corporation will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

   For purposes of the 1996 Purchase Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. An employee may enter the 1996 Purchase Plan by delivering to the Corporation before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1996 Purchase Plan.

   Unless an employee files a new authorization or withdraws from the 1996 Purchase Plan, the deductions and purchases under the authorization the employee has on file under the 1996 Purchase Plan will continue from the initial Payment Period to succeeding Payment Periods as long as the 1996 Purchase Plan remains in effect. Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deduction more than twice during any Payment Period (and, with respect to employees who participate in the 1996 Purchase Plan effective July 1 of the Payment Period, once during any Payment Period).

   An employee may withdraw from the 1996 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Corporation, in which event the Corporation will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1996 Purchase Plan.

   If an employee is not a participant in the 1996 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1996 Purchase Plan generally terminate upon his voluntary withdrawal from the 1996 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death, change of status or any other reason, except that if an employee is laid-off during the last three months of any Payment Period, he is nevertheless deemed to be a participant in the 1996 Purchase Plan on the last day of the Payment Period. Notwithstanding any other provision herein, if a participant's employment is terminated by reason of retirement, and the date of such termination occurs after the date that is three months prior to the last day of the Payment Period, such participant's rights under the 1996 Purchase Plan are not immediately terminated, and if the participant has not withdrawn from the 1996 Purchase Plan, such participant's options shall be deemed to have been exercised on the last day of the Payment Period in accordance with the terms of the Plan.

   An employee's rights under the 1996 Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by, any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

   The proceeds received by the Corporation from the sale of Common Stock pursuant to the 1996 Purchase Plan will be used for general corporate purposes. The Corporation's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

   The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the 1996 Purchase Plan:

   1. The amounts deducted from an employee's pay under the 1996 Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1996 Purchase Plan or at the time the employee purchases shares pursuant to the 1996 Purchase Plan.

   2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon such disposition the employee will recognize compensation income in an amount equal to the lesser of:

   (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

   (b) approximately 15% of the fair market value of the shares on the first business day of the Payment Period (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period).

   In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

   3. If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares (or the first business day of the portion of a Payment Period beginning July 1, in the case of employees who participate in the 1996 Purchase Plan effective July 1 of that Payment Period), then upon disposition the employee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

   In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's adjusted tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed to the employee as compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

   4. If the two-year holding period is satisfied with respect to Common Stock issued upon exercise of an option, the Corporation will not be entitled to a tax deduction with respect to such option or the issuance of shares of Common Stock upon exercise of such option. If the two-year holding period is not satisfied with respect to Common Stock issued upon exercise of an option, the Corporation generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the employee upon disposition of such Common Stock.

The Board of Directors recommends a vote FOR approval of the amendment to the Corporation's 1996 Purchase Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

   The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., have served as Teradyne's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The ratification of this selection is not required by the laws of the Commonwealth of Massachusetts, where Teradyne is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

The Board of Directors recommends a vote FOR ratification of this selection.

                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended for inclusion in Teradyne's proxy materials to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 must be received at Teradyne's principal executive offices not later than December 24, 2002.

   Under Teradyne's By-Laws, shareholders who wish to make a proposal at the 2003 annual meeting of shareholders -- other than proposals that will be included in Teradyne's proxy materials -- must notify Teradyne not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a shareholder who wishes to present a proposal fails to timely notify Teradyne, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Teradyne's By-Laws, the proposal is brought before the meeting, then under the SEC's proxy rules, the proxies solicited by Teradyne's management with respect to the 2003 annual meeting will confer discretionary voting authority with respect to the shareholder's proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

   In order to minimize controversy as to the date on which a proposal was received by Teradyne, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by Teradyne, and in addition to soliciting shareholders by mail through its regular employees, Teradyne may request banks and brokers to solicit their customers who have Teradyne stock registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by Teradyne officers and employees, as well as certain outside proxy-solicitation services may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                          INCORPORATION BY REFERENCE

   Certain of Teradyne's audited financial statements for the fiscal year ended December 31, 2001 are contained in Teradyne's Annual Report to Shareholders. Such financial statements are incorporated herein by reference.

                                                                     Appendix A

                                TERADYNE, INC.
                              (the "Corporation")

                            Audit Committee Charter

A. PURPOSE AND SCOPE

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

   The Audit Committee shall comprise a minimum of three directors as appointed by the Board of Directors, whom shall meet the independence and audit committee composition requirements under any rules or regulations of the NYSE, as in effect from time to time, and shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation.

   All members of the Committee shall either (i) be financially literate, as this qualification is interpreted by the Board of Directors in its business judgment or (ii) be able to become so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as this qualification is interpreted by the Board of Directors in its business judgment.

   The Board may appoint to the Committee one former employee or one immediate family member of a former executive officer of the Corporation or its affiliates considered to be non-independent because of the three year waiting period for former employees, if the Board under exceptional and limited circumstances determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination, the nature of the relationship and the reasons for the determination.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's Annual Report on Form 10-K.

3. As a whole, or through the Committee Chair, the Committee shall review with outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company's filing of the Form 10-Q.

4. Receive reports and have discussions regarding compliance with the company's Standards of Business Conduct.

Independent Accounting Firm

5. Recommend to the Board of Directors the selection of the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement). The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

6. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships that should be considered in assessing their independence consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action in response to the independent accounting firm's statement in order to satisfy itself of that firm's independence.

7. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement of Accounting Standards 61, as it may be modified or supplemented.

8. Review with the independent accounting firm, their annual audit scope.

9. Periodically meet with the independent accountant, without the presence of management, to discuss the results of their examination.

Internal Control

10. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

11. Review with management and the Manager of Internal Audit, the scope of the Internal Audit Plan and any significant findings.

Compliance

12. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

Reporting

13. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those are the responsibilities of the independent auditor and/or management.

                                 TERADYNE, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN


Article 1 - Purpose.

     This 1996 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Teradyne, Inc. (the "Company"), a Massachusetts corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.

     No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to the foregoing limitation, all employees of the Company or any of its participating subsidiaries on United States payroll who are employees of the

Company or any of its participating subsidiaries (i) on or before the first day of any Payment Period (as defined in Article 5) or (ii) for employees first employed after the first day of a particular Payment Period, on or before the first day of the next succeeding July in any such Payment Period, and whose customary employment is not less than twenty hours per week and more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, par value $.125 per share ("Common Stock"). An employee eligible under this Plan solely by virtue of clause (ii) of the preceding sentence shall be referred to herein as a "July Employee." All eligible employees shall have the same rights and privileges hereunder. Persons who elect to enter the Plan in accordance with Article 7 and who are eligible employees on the first business day of any Payment Period (as defined in Article
5) (or on the first business day of July with respect to July Employees) shall receive their options as of such day. Persons who elect to enter the Plan in accordance with Article 7 and who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first business day of the next succeeding Payment Period or the first business day of July (whichever is applicable) on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.

     The stock subject to the options under the Plan shall be authorized but unissued Common Stock, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 5,400,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.

     For the duration of the Plan, the Payment Period shall be defined as the twelve-month period commencing on the first day of January and ending annually on the last day of December of each calendar year. Notwithstanding the foregoing, the first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1996 and shall end on December 31, 1996.

     On the first business day of each Payment Period (or on the first business day of July of such Payment Period in the case of a July Employee), the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 6,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 6,000 shares except for the 6,000 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 6,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period (or, in the case of a July Employee, on the first business day of July of such Payment Period) and (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "fair market value" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on The Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market; or
(iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on The Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Massachusetts.

     Notwithstanding any other provision herein, no employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the
Section 423(b)(8) $25,000 limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 6,000 share limit of the option and the Section 423(b)(8) $25,000 limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period solely by reason of the inability to purchase a fractional share (and for no other reason) shall be refunded.

Article 7 - Authorization for Entering the Plan.

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

          A. Stating the percentage to be deducted from the employee's pay;

          B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

     Such authorization must be received by the Company on or before the first day of the next succeeding Payment Period or on or prior to the first day of July of such Payment Period in the case of a July Employee.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 - Maximum Amount of Payroll Deductions.

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than two percent (2%) but not more than ten percent (10%) of the employee's cash compensation.

Article 9 - Change in Payroll Deductions.

     Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deduction more often than twice during any Payment Period (and with respect to July Employees once during any Payment Period).

Article 10 - Withdrawal from the Plan.

     A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization on or before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Issuance of Stock.

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 - Adjustments.

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to options hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of the fair market value on the date of the Acquisition of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period (or the first business day of July of such Payment Period in the case of a July Employee) and subject to the 6,000 share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase over the aggregate option price to such participant thereof.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 - No Transfer or Assignment of Employee's Rights.

     An option granted under the Plan may not be transferred or assigned, otherwise than by will or by the laws of descent and distribution. Any option granted under the Plan may be exercised, during the participant's lifetime, only by the participant.

Article 14 - Termination of Employee's Rights.

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan; provided, however, that if an employee is laid off during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or, if such leave is longer than 90 days, for so long as the participant's right to re-employment is guaranteed either by statute or by written contract. Notwithstanding any other provision herein, if a participant's employment is terminated by reason of retirement, and the date of such termination occurs after the date that is 3 months prior to the last day of the Payment Period, such participant's rights under the Plan are not immediately terminated, and if the participant has not withdrawn from the Plan, such participant's options shall be deemed to have been exercised on the last day of the Payment Period in accordance with the terms of the Plan.

Article 15 - Termination and Amendments to Plan.

     The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the

Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Code Section 423(b) and the regulations thereunder; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 - Limits on Sale of Stock Purchased under the Plan.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 - Participating Subsidiaries.

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, that is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

Article 18 - Optionees Not Shareholders.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 - Application of Funds.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Notice to Company of Disqualifying Disposition.

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under

Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 - Withholding of Additional Income Taxes.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.

     The validity and construction of the Plan shall be governed by the laws of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board of Directors and Stockholders of the Company.

     The Plan was adopted by the Board of Directors on March 19, 1996 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders. If the Plan does not receive such approval, all payroll deductions shall be returned without interest and the Plan shall be terminated.

PROXY

TERADYNE, INC.

Proxy for Annual Meeting of Shareholders

May 23, 2002

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints GEORGE W. CHAMILLARD and RICHARD J. TESTA, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 23, 2002, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (First Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated on or about April 22, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

  -----------                                                      -----------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
  -----------                                                      -----------

TERADYNE, INC.
c/o EquiServe
P.O. Box 43068
Providence, RI 02940


[x] Please mark
    votes as in
    this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS I DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

   Nominees: (01) J.W. Bagley and (02) V.M. O'Reilly

                [ ] FOR                   [ ] WITHHELD

   [ ]
      ---------------------------------------
      For all nominees except as noted above

2. To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 5,000,000 shares.

   [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. To ratify the selection of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2002.

   [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

(Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your fill title as such. If stock if held jointly, each owner should sign. Please read reverse side before signing.)

Signature:                                        Date:
          ---------------------------------------      -------------------------
Signature:                                        Date:
          ---------------------------------------      -------------------------